Exhibit 99.1

On Track Innovations Ltd. Reports

Fourth Quarter & Full Year 2020 Financial Results

Yokneam, Israel – March 31, 2021 – On Track Innovations Ltd. (“OTI”) (OTCQX: OTIVF) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the fourth quarter and full year ended December 31, 2020.

Management Comments

Mr. Yehuda Holtzman, OTI’s CEO, commented, “During 2020, we grew our continuing core business revenues by 20% year-over-year, and more than 35% in our Retail segment despite significant headwinds from the Covid-19 pandemic. I am pleased with this performance. It suggests that our underlying business remains strong and that our new strategy is gaining traction. This bodes well for 2021, when, like everyone, we hope the major global impact of the pandemic diminishes.”

Continued Mr. Holtzman, “Part of our strategy continues to be the emphasis on sales which lead to a sustainable and recurring revenue stream. We are pleased that in line with this strategy, in the fourth quarter, our licensing and transaction fees revenues (of which a major portion results in a recurring revenue stream) grew by 26% compared to the fourth quarter of 2019 and by 19% compared to the third quarter of 2020. Furthermore, in the fourth quarter we saw strongly increased traction in key regions which has led to a relatively large number of new customers for OTI. While the financial results do not yet show the full story, as our focus is now future recurring revenue streams, we have indeed seen early and initial sales from these new customers. In fact, a large portion have solid and significant potential for ongoing growth, and all will potentially generate recurring revenue for OTI over the coming years.”

Concluded Mr. Holtzman, “Looking ahead, I expect that 2021 will be another growth year for OTI. Our goal is increased sales while maintaining tight control over expenses. We anticipate that the revenue growth, combined with our improved operational efficiencies, will enable us to reach profitability during the second half of 2021.”

Added Mr. Holtzman, “We plan to complete the sale of our Polish subsidiary ASEC that includes the Mass Transit Ticketing segment, very soon. This will allow us to better focus on our core business of unattended cashless payment systems. This is another element of our strategy to better align and focus our business structure for accelerated future growth in the unattended cashless payment sector. In addition, we have engaged an investment bank to explore strategic options and are investing resources in this process.”

Following OTI’s sale of ASEC in Poland, the financial results of ASEC were included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

Fourth Quarter 2020 Financial Results Summary

•	Revenue in the quarter was $2.1 million, compared to $2.8 million in the fourth quarter of 2019.

•	Licensing and transaction fees, amounted to $430 thousand, compared with $340 thousand in the fourth quarter of last year.

•	Gross profit in the quarter was $0.6 million, or 30% of revenues, compared to $0.8 million, or 29% of revenues, in the fourth quarter of 2019.

•	Operating expenses totaled $2.5 million in the quarter, compared to operating expenses of $2.3 million in the same year-ago quarter.

•	Net loss from continuing operations was $2.2 million, compared to a net loss of $1.6 million in the same year-ago quarter.

•	Net loss was $2.7 million, or loss of $0.05 per share, compared to a net loss of $2.0 million, or loss of $0.05 per share, in the same year-ago quarter.

•	Adjusted EBITDA loss from continuing operations was $1.7 million in the quarter, compared to adjusted EBITDA loss of $1.3 million in the same year-ago quarter.

Full Year 2020 Financial Results Summary

•	Total revenue in 2020 was $12.7 million, compared to $10.6 million in 2019.

•	Licensing and transaction fees amounted to $1.6 million, compared with $1.5 million in 2019.

•	Gross profit in 2020 was $5.1 million, or 40% of revenues, compared to $4.2 million, or 40% of revenues in 2019.

•	Operating expenses totaled $9.8 million in 2020, compared to operating expenses of $9.3 million in 2019. Operating expenses in 2019 included a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary.

•	Net loss from continuing operations in 2020 was $5.0 million, compared to a net loss of $5.3 million in 2019.

•	Net loss in 2020 was $6.1 million, or loss of $0.12 per share, compared to a net loss of $5.9 million, or loss of $0.14 per share, in 2019.

•	Adjusted EBITDA loss from continuing operations in 2020 was $4.2 million, compared to an adjusted EBITDA loss of $4.9 million in 2019.

•	As of December 31, 2020, the company had cash and cash equivalents and short-term investments of $1.5 million.

Conference Call

Management will host a live investor conference call at 9:00 a.m. ET on April 1, 2021, to discuss OTI’s financial results, provide a corporate update, and conclude with a Q&A session taking live questions from participants as well as answering many of the previously submitted questions by investors.

To participate, please use the following information:

U.S. Dial-in: 1 888 668 9141

International Dial-in: +972 3 918 0609

Webcast: http://veidan-stream.com/otiq4-2020.html

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will also be available for replay by clicking on the above webcast link or via a link on the investor relations section of the Company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Investor Relations Contact:
 Ehud Helft
GK Investor & Public Relations
+1 646 201 9246
oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “look forward,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “should,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company’s long-term strategy, the closing of the sale of ASEC, the realization of the Company’s potential and goals and focus on its core business, the Company’s expected growth, future recurring revenue and the outcome of the strategic process the Company is undergoing. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, including those as a result of the current COVID-19 pandemic. Performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense and other (income) expenses, net. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the table below.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results (US dollars in thousands):

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENTS

The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Year ended December 31		Three months ended December 31
	2020	*2019	2020	*2019

Net loss	$(6,133)	$(5,889)	$(2,721)	$(2,036)

Net loss from discontinued operations	1,093	545	499	455
Financial expenses, net	370	353	365	190
Depreciation and amortization	419	441	105	114
Income tax benefit, net	(10)	(106)	(19)	(84)

Total EBITDA FROM CONTINUING OPERATIONS	$(4,261)	$(4,656)	$(1,771)	$(1,361)

Other (income) expenses, net	(11)	(326)	-	40
Stock-based compensation	67	125	26	29
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(4,205)	$(4,857)	$(1,745)	$(1,292)

(*)	Reclassified to conform with the current period presentation.

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	December 31
	2020	(*)2019
Assets

Current assets
Cash and cash equivalents	$1,377	$1,540
Short-term investments	105	2,305
Trade receivables (net of allowance for doubtful accounts of $620 and $570 as of December 31, 2020 and December 31, 2019, respectively)	1,148	2,134
Other receivables and prepaid expenses	695	811
Inventories	2,479	3,020
Assets from discontinued operations - held for sale	6,358	2,622

Total current assets	12,162	12,432

Non-current assets

Long term restricted deposit for employee benefits	511	477

Severance pay deposits	411	383

Property, plant and equipment, net	752	747

Intangible assets, net	247	250

Right-of-use assets due to operating leases	2,903	1,413

Assets from discontinued operations - held for sale	-	4,151

Total non-current assets	4,824	7,421

Total Assets	$16,986	$19,853

(*)	Reclassified to conform with the current period presentation.

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands except share data)

	December 31
	2020	(*)2019
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$542	$458
Convertible short-term loan from a controlling shareholder	625	-
Trade payables	1,667	621
Other current liabilities	2,283	2,605
Liabilities from discontinued operations - held for sale	5,829	5,974
Total current liabilities	10,946	9,658

Long-Term Liabilities
Long-term loans, net of current maturities	14	22
Long-term liabilities due to operating leases, net of current maturities	2,343	937
Accrued severance pay	977	884
Deferred tax liability	-	16
Liabilities from discontinued operations - held for sale	-	946
Total long-term liabilities	3,334	2,805

Total Liabilities	14,280	12,463

Commitments and Contingencies

Equity
Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized –100,000,000 and 50,000,000 shares as of December 31, 2020 and 2019, respectively; issued: 55,003,076 and 47,963,076 shares as of December 31, 2020 and 2019, respectively; outstanding: 53,824,377 and 46,784,377 shares as of December 31, 2020 and 2019, respectively	1,423	1,226
Additional paid-in capital	227,209	225,970
Treasury shares at cost - 1,178,699 shares as of December 31,2020 and 2019	(2,000)	(2,000)
Accumulated other comprehensive loss	(961)	(974)
Accumulated deficit	(222,965)	(216,832)

Total Equity	2,706	7,390

Total Liabilities and Equity	$16,986	$19,853

(*)	Reclassified to conform with the current period presentation.

ON TRACK INNOVATIONS LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands except share data)

	Year ended December 31		Three months ended December 31
	2020	(*)2019	2020	(*)2019

Revenues
Sales	11,191	$9,144 $	$1,622	$2,442
Licensing and transaction fees	1,551	1,505	430	340
Total revenues	12,742	10,649	2,052	2,782

Cost of revenues
Total cost of revenues	7,641	6,402	1,429	1,984

Gross profit	5,101	4,247	623	798
Operating expenses
Research and development	3,531	3,287	896	784
Selling and marketing	3,233	2,934	886	656
General and administrative	3,028	3,449	718	793
Other (income) expenses, net	(11)	(326)	-	40

Total operating expenses	9,781	9,344	2,500	2,273

Operating loss from continuing operations	(4,680)	(5,097)	(1,877)	(1,475)

Financial expense, net	(370)	(353)	(365)	(190)
Loss from continuing operations before taxes on income	(5,050)	(5,450)	(2,242)	(1,665)

Income tax benefit, net	10	106	19	84

Net loss from continuing operations	(5,040)	(5,344)	(2,223)	(1,581)
Net loss from discontinued operations	(1,093)	(545)	(498)	(455)
Net (loss) income	$(6,133)	$(5,889)	$(2,721)	$(2,036)

Basic and diluted net (loss) income attributable to shareholders per ordinary share
From continuing operations	$(0.10)	$(0.13)	$(0.04)	$(0.04)
From discontinued operations	$(0.02)	$(0.01)	$(0.01)	$(0.01)
	$(0.12)	$(0.14)	$(0.05)	$(0.05)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	52,046,016	41,385,856	53,824,377	41,621,116

(*)	Reclassified to conform with the current period presentation.

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Year ended December 31
	2020	(*)2019
Cash flows from continuing operating activities
Net loss from continuing operations	$(5,040)	$(5,344)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	67	125
Gain on sale of property and equipment	-	(326)
Accrued interest, linkage differences, net	110	(36)
Transaction expenses related to convertible short-term loan received from a controlling shareholder	90	-
Depreciation and amortization	419	441
Deferred tax (benefits) expenses, net	(36)	22

Changes in operating assets and liabilities:
Change in accrued severance pay, net	65	23
Decrease in trade receivables, net	989	1,678
Decrease in other receivables and prepaid expenses	115	579
Decrease in inventories	541	29
Increase in trade payables	1,027	149
Decrease in other current liabilities	(212)	(336)
Net cash used in continuing operating activities	(1,865)	(2,996)

Cash flows from continuing investing activities

Purchase of property and equipment and intangible assets	(407)	(634)
Proceeds from sale of property, plant and equipment	-	1,092
Change in short-term investments, net	2,216	(1,369)
Proceeds from restricted deposit for employee benefits	-	10
Net cash provided by (used in) continuing investing activities	1,809	(901)

Cash flows from continuing financing activities
(Decrease) Increase in short-term bank credit, net	(215)	2,450
Convertible short-term loan received from a controlling shareholder, net of transaction expenses	578	-
Repayment of long-term bank loans	(7)	(25)
Proceeds from issuance of shares, net of issuance costs	1,369	981

Net cash provided by continuing financing activities	1,725	3,406

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(2,065)	(1,213)
Net cash used in discontinued investing activities	(948)	(511)
Net cash provided by (used in) discontinued financing activities	1,204	(245)

Total net cash used in discontinued operations	(1,809)	(1,969)
Effect of exchange rate changes on cash and cash equivalents	(9)	3

Decrease in cash, cash equivalents and restricted cash	(149)	(2,457)
Cash, cash equivalents and restricted cash - beginning of the year (**)	2,648	5,105

Cash, cash equivalents and restricted cash at the end of the year (**)	$2,499	$2,648

(*)	Reclassified to conform with the current period presentation.
(**)	Including cash and cash equivalents from discontinued operations held for sale.